UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 16, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 ½ N. Spaulding Ave. Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

Emvelco RE Corp.(“ERC”), a partially-owned subsidiary of Emvelco Corp. (the “Company”), has entered into two (2) separate Operating Agreements with Moshe Elyakim, an individual (“Elyakim”) both dated February 1, 2007 to form limited liability companies as follows: (1) Beverly Estate Properties, LLC, a California limited liability company (the “Beverly Estate LLC”) and (2) Improved Lots, LLC, a California limited liability company (the “Improved Lots LLC”). The Beverly Estate LLC will develop a single family residence on the property located at 1345 Beverly Estate Drive (the “Beverly Estate Property”) and the Improved Lots LLC will develop the ten (10) vacant lots and one single family residence into at least six (6) single family homes, including the existing structure on the property (the “Improved Lots Property”). The Beverly Estate LLC and the Improved Lots LLC shall be owned in equal parts by ERC and Elyakim. ERC and Elyakim will pursue development and construction on the Beverly Estate Property and the Improved Lots Property as a joint venture under the terms of the respective Operating Agreement and attached Term Sheet.

In connection with the Beverly Estate LLC, Elyakim transferred title to the Beverly Estate Property and ERC paid or will pay Elyakim $250,000 (50% of the value) in accordance with the Term Sheet. With regards to the Improved Lots LLC, Elyakim transferred title to the Improved Lots Property and ERC will pay Elyakim $820,000 (50% of the value of the unemcumbered amount) in accordance with the Term Sheet. Escrow closed on these projects on March 13, 2007.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Exhibit Description

10.1	Beverly Estate Properties, LLC Operating Agreement and Term Sheet between Emvelco RE Corp. and Moshe Elyakim

10.2	Improved Lots, LLC Operating Agreement and Term Sheet between Emvelco RE Corp. and Moshe Elyakim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EUROWEB INTERNATIONAL CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia Title: Chief Executive Officer

Date:	March 16, 2007
Los Angeles, California